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                                                                    EXHIBIT 28.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20459

                                   FORM 11-K


         [ X ]   ANNUAL REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                        (FEE REQUIRED)

                 FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995

         [   ]   TRANSITION REPORT PURSUANT TO SECTION
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 FOR THE TRANSITION PERIOD FROM ______ TO ______

                         COMMISSION FILE NUMBER 1-5858

                               UNIVAR CORPORATION
                               STOCK PURCHASE PLAN

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                               UNIVAR CORPORATION

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                                 P.O. Box 34325
                         Seattle, Washington 98124-1325

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ITEM 1.  FINANCIAL STATEMENTS

         The Plan has no financial statements. Reference is made to Form S-8, Registration Statement, File No. 33-34697 for a description of the Plan.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


         UNIVAR CORPORATION
         STOCK PURCHASE PLAN


Date: May 26, 1995                        By:/s/ Gary E. Pruitt
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                                          Gary E. Pruitt
                                          Vice President - Finance & Treasurer
                                          Administrator of the Plan